Exhibit 99.1

Pep Boys Holds Annual Meeting

PHILADELPHIA—October 19, 2006—The Pep Boys—Manny, Moe & Jack (NYSE: “PBY”), the nation’s leading automotive aftermarket retail and service chain, today held its Annual Meeting of Shareholders in Philadelphia.

At the Annual Meeting, shareholders elected the full Board of Directors for a one-year term, approved the appointment of the Company’s independent auditors and approved a shareholder proposal requesting that the Board redeem the Company’s current or any future Shareholder Rights Plan, unless such plan is subject to a shareholder vote.

In addition, Interim CEO Bill Leonard discussed the Company’s recent financial performance, debt profile and continuing efforts to improve performance for the benefit of all shareholders.

The presentation slides from the Annual Meeting are available on the Company’s website at www.pepboys.com.

Pep Boys has 593 stores and more than 6,000 service bays in 36 states and Puerto Rico. Along with its vehicle repair and maintenance capabilities, the Company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling 1-800-PEP-BOYS or by visiting pepboys.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The word “guidance,” “expect,” “anticipate,” “estimates,” “forecasts” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management’s expectations regarding future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company’s actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers’ ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company’s stores, competitive pricing, the location and number of competitors’ stores, product and labor costs and the additional factors described in the Company’s filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

###

Contact:
Pep Boys, Philadelphia
Investor Contact: Harry Yanowitz, 215-430-9720
Media Contact: Alex Spooner, 215-430-9588
Internet: http://www.pepboys.com